RULE 10f3 REPORT FORM

Institutional Liquidity Trust
Lehman Brothers Core Bond Fund
Lehman Brothers Core Plus Bond Fund
Neuberger Berman Advisers Management Trust
Neuberger Berman Equity Funds
Neuberger Berman Income Funds
Neuberger Berman Intermediate Municipal Fund Inc.
Neuberger Berman California Intermediate Municipal Fund Inc.
Neuberger Berman New York Intermediate Municipal Fund Inc.
Neuberger Berman Real Estate Income Fund Inc.
Neuberger Berman Realty Income Fund Inc.
Neuberger Berman Income Opportunity Fund Inc.
Neuberger Berman Real Estate Securities Income Fund Inc.

Record of Securities Purchased
Under the Rule 10f3 Procedures

1.	Name of Portfolio/Series:	Lehman Brothers Core Bond Fund

2.	Name of Issuer:		GlaxoSmithKline Capital Inc.

3.	Date of Purchase:	May 6, 2008

4.	Underwriters from whom purchased:	Citigroup Global Markets Inc.

5.	Affiliated Underwriter managing or participating in underwriting
syndicate:	Lehman Brothers Inc.

6.	Is a list of the underwriting syndicates members
 attached?	Yes   X   	No  ___

7.	Aggregate principal amount of purchase by all investment
	companies advised by theAdviser and all other accounts with respect to which the Adviser has management discretion and exercised such discretion with respect to the purchase: 65,000,000

8.	Aggregate principal amount of offering:		2,750,000,000

9.	Purchase price (net of fees and expenses):	99.694

10.	Date offering commenced:	May 6, 2008

11.	Offering price at close of first day on which any sales
	were made:	99.694

12.	Commission, spread or profit:	0.875%				$_____/share




13.
Have the following conditions been satisfied?						Yes	No
a.
The securities are:


part of an issue registered under the Securities Act of 1933
which is being offered to the public;							X



part of an issue of Government Securities;



Eligible Municipal Securities;




sold in an Eligible Foreign Offering; or



   sold in an Eligible Rule 144A offering




(See Appendix B to the Rule 10f3 Procedures for definitions of the capitalized terms herein.)



b.
(1) The securities were purchased prior to the
end of the first day on which any
sales were made, at a price that is not more
 than the price paid by each other
purchaser of securities in that offering or
in any concurrent offering of the
securities (except, in the case of an Eligible
Foreign Offering, for any rights to
purchase that are required by law to be
granted to existing security holders of
the issuer); OR										X



(2) If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates



c.
The underwriting was a firm commitment underwriting					X


d.
The commission, spread or profit was
reasonable and fair in relation to that
being received by others for underwriting
similar securities during the same
period (see attachment for comparison of
spread with comparable recent
offerings)										X







e.
The issuer of the securities, except for
Eligible Municipal Securities, and its
predecessors, have been in continuous
operation for not less than three years							X







f.
(1) The amount of the securities, other than
those sold in an Eligible Rule 144A
Offering (see below), purchased by all
of the investment companies advised by
the Adviser, and by all other accounts
with respect to which the Adviser has
investment discretion and exercised such
discretion with respect to the purchase,
did not exceed 25% of the principal amount
of the offering; OR									X







											Yes	No


(2) If the securities purchased were sold in an Eligible Rule 144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser, and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase, did not exceed 25% of the total of:



(i)	The principal amount of the offering of
such class sold by underwriters or
members of the selling syndicate to qualified
 institutional buyers, as
defined in Rule 144A(a)(1), plus



(ii)	The principal amount of the offering of
such class in any concurrent pubic
offering?



g.
(1) No affiliated underwriter of the Fund was
a direct or indirect participant in
or beneficiary of the sale; OR								X




(2) With respect to the purchase of Eligible
Municipal Securities, no affiliated
underwriter of the Fund was a direct or
indirect participant in the sale and such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?



h.
Information has or will be timely supplied to
 the appropriate officer of the Fund
for inclusion on SEC Form NSAR and
quarterly reports to the Board?								X



Approved:		Date:



Underwriting Syndicate Members


ABN AMRO Inc.
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Greenwich Capital Markets, Inc.
HSBC Securities (USA) Inc.
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
Mizuho International plc




Schedule G
Comparable Form
GlaxoSmithKline 30y



RULE 10f3 REPORT FORM

Additional Information regarding Item (g) commission or spread comparable recent offerings:



						Comparison # 1 	Comparison # 2 	Comparison # 3 	Comparison # 4

Security					61166WAG6	98385XAQ9
						MON 5.875 	XTO 6.375
						4/15/38		6/15/38


Date Offered					4/10/08		4/15/08


Offering Price 					98.530		99.864


Spread ($)

Spread (%)					.875		.875


Type of Security				Senior Unsec	Senior Unsec


Rating or Quality				A2/A		Baa2/BBB

Size of Issue					$250,000,000	$800,000,000


Total Capitalization of 			$66.8B		$32.5B
Issuer






Note: Minimum of two comparisons must be completed for each purchase.